As filed with the Securities and Exchange Commission on December 15, 1995

                                        Registration No. 33-_____
=================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              ____________________

                                   FORM S-8*
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                        J.P. MORGAN & CO. INCORPORATED
               (Exact name of issuer as specified in its charter)

                                  Delaware
              (State of other jurisdiction of incorporation or
                               organization)


                                13-2625764
                   (I.R.S. Employer Identification No.)

                60 Wall Street, New York, New York  10260-0060
            (Address of principal executive offices) (Zip Code)
                              ____________________

                              STOCK BONUS PLAN OF
                        J.P. MORGAN & CO. INCORPORATED
                            AND AFFILIATED COMPANIES
                            (Full title of the plan)
                              ____________________

                        Edward J. Kelly, III, Secretary
                        J.P. Morgan & Co. Incorporated
                   60 Wall Street, New York, New York  10260-0060
                                 (212) 648-8423
        (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              ____________________

Copies to:     Margaret M. Foran, Esq.
               J.P. Morgan & Co. Incorporated
               60 Wall Street, New York, New York  10260-0060




                        CALCULATION OF REGISTRATION FEE

=================================================================


                              Proposed    Proposed
Title of                      Maximum     Maximum
Securities     Amount         Offering    Aggregate     Amount of
to be          to be          Price per   Offering      Registration
Registered     Registered (1) Share (2)   Price (2)     Fee
________________________________________________________________
Common         6,000,000      $80.56      $483,360,000  $166,675.86
Stock,
$2.50 par
value
=================================================================
(1) These shares are in addition to total remaining shares of 107,430 being carried forward from Registration Statement No. 33-49265. A filing fee of $2,144.40 was previously paid and applies to the shares carried forward.
(2)  Estimated solely for the purpose of calculating the registration fee.
===============================================================
*Pursuant to Rule 429, this constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-49265.

                             STOCK BONUS PLAN
                     OF J.P. MORGAN & CO. INCORPORATED
                           AND AFFILIATED COMPANIES

                             PART II:  INFORMATION
                     REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference
-----------------------------------------------

     There are incorporated by reference the following documents of J.P. Morgan & Co. Incorporated, a Delaware corporation ("J.P. Morgan") heretofore filed by it with the Securities and Exchange Commission (the "Commission"):

     (a) J.P. Morgan's Annual Report on Form 10-K for the year ended December 31, 1994 (included in its Annual Report to Stockholders).

     (b) J.P. Morgan's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

     (c) J.P. Morgan's Current Reports on Form 8-K dated January 12, 1995, February 14, 1995, February 27, 1995, April 13, 1995, May 23,
1995, June 21, 1995, July 13, 1995, July 18, 1995 and October 12, 1995.

     (d)  Definitive Proxy Statement for the Annual Meeting of
Stockholders of J.P. Morgan held on May 10, 1995.

     J.P. Morgan also incorporates the description of the common stock of J.P. Morgan contained in a registration statement filed under the Securities Exchange Act of 1934, including any amendments and reports filed for the purpose of updating such description. In addition, J.P. Morgan incorporates the description of J.P. Morgan's Adjustable Rate Cumulative Preferred Stock, Series A, appearing under Registration Statement No. 2-81934 and the description of its Variable Cumulative Preferred Stock, Series B through F, appearing under the headings "Description of Capital Stock", "Auction Procedures", "Remarketing Procedures", "Ownership of Shares by Company or Affiliate" and "Changes in Dividend Determination Method" included in Registration Statement No. 33-32427.

     All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act")subsequent to the date of this Registration Statement on Form S-8 and prior to the filing of a post-effective amendment to this Registration Statement on Form S-8 which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference in this Registration Statement on Form S-8 and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement on Form S-8 to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement on Form S-8.

Item 5.  Interests of Named Experts and Counsel
-----------------------------------------------

     The validity of the J.P. Morgan Common Stock $2.50 par value, (the "Common Stock") offered pursuant to this Registration Statement on Form S-8 will be passed upon by the Corporation by Margaret M. Foran, Esq., Vice President, Assistant General Counsel and Assistant Secretary of J.P. Morgan. Ms. Foran owns shares of Common Stock in an amount that does not exceed .002% of the outstanding Common Stock of J.P. Morgan.

     The financial statements of J.P. Morgan incorporated herein by reference to the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 have been examined by Price Waterhouse LLP, independent accountants, and have been so incorporated in reliance on the report of Price Waterhouse LLP set forth therein given upon the authority of such firm as experts in accounting and auditing.

Item 6.  Indemnification of Officers and Directors
--------------------------------------------------

     Article Seventh of the Restated Certificate of Incorporation of J.P. Morgan & Co. Incorporated (the "Registrant") provides, in effect, that, to the extent and under the circumstances permitted by Section 145 of the General Corporation Law of Delaware, the Registrant shall indemnify directors, officers, employees and agents of the Registrant, or persons serving at the request of the Registrant as directors, officers, employees or agents of another corporation or enterprise, including Morgan Guaranty Trust Company of New York, against loss and expenses.

     Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. It also provides that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and it empowers the corporation to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     The indemnification permitted by Article Seventh of the Restated Certificate of Incorporation of the Registrant has been extended to all officers and directors of the Registrant's wholly-owned direct and indirect subsidiaries, and to such officers and directors in their respective capacities as directors and officers of other corporations 25% or more of the voting securities of which is owned, directly or indirectly, by the Registrant. The Registrant has purchased liability insurance of the type referred to in Section 145. Subject to a $250,000 deductible for each loss, the policy covers the Registrant with respect to its obligation to indemnify directors and officers of the Registrant and its wholly-owned direct and indirect subsidiaries. In addition, the policy covers directors and officers of the Registrant and its wholly-owned direct and indirect subsidiaries with respect to certain liabilities which are not reimbursable by the Registrant. Subject to certain exclusions from coverage, the insurance provides for payment of loss in excess of the applicable deductible to an aggregate limit of $90,000,000 for each policy year. Insurance coverage does not extend to certain claims, including claims based upon or attributable to the insured's gaining personal profit or advantage to which he is not legally entitled, claims brought about or contributed to by the dishonesty of the insured, and claims under Section 16(b) of the Securities Exchange Act of 1934 for an accounting of profits resulting from the purchase or sale by the insured of the Registrant's securities.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


<PAGE 5>


  Item 8.  List of Exhibits
  -------------------------

  5. Opinion and Consent of Margaret M. Foran, Esq., Vice President, Assistant General Counsel and Assistant Secretary of J.P. Morgan, with respect to the legality of the securities registered hereunder.

  23. Consent of Independent Accountants.

  24. Powers of Attorney.



Item 9.  Undertakings
---------------------

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 14th day of December, 1995.

                        J.P. MORGAN & CO. INCORPORATED

                            BY: MARGARET M. FORAN/s/
                                (VICE PRESIDENT,
                           ASSISTANT GENERAL COUNSEL
                            AND ASSISTANT SECRETARY)

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE
FOLLOWING PERSONS IN THE CAPACITIES INDICATED.


SIGNATURE                     TITLE                         DATE
---------                     -----                         ----


DOUGLAS A. WARNER III*   Chairman of the Board,   December 14, 1995
(DOUGLAS A. WARNER III)  President and Director
                         (Principal Executive
                            Officer)

RILEY P. BECHTEL*
(RILEY P. BECHTEL)       Director               December 14 1995

MARTIN FELDSTEIN*
(MARTIN FELDSTEIN)       Director                 December 14, 1995

HANNA H. GRAY*
(HANNA H. GRAY)          Director                 December 14, 1995

JAMES R. HOUGHTON*
(JAMES R. HOUGHTON)      Director                 December 14, 1995

JAMES L. KETELSEN*
(JAMES L. KETELSEN)      Director                 December 14, 1995

WILLIAM S. LEE*
(WILLIAM S. LEE)         Director                 December 14, 1995

ROBERTO G. MENDOZA*
(ROBERTO G. MENDOZA)    Vice Chairman of the      December 14, 1995
                        Board and Director


MICHAEL E. PATTERSON*
 (MICHAEL E. PATTERSON) Vice Chairman of the
                        Board and Director        December 14, 1995

LEE R. RAYMOND*
(LEE R. RAYMOND)        Director                  December 14, 1995

RICHARD D. SIMMONS*
(RICHARD D. SIMMONS)    Director                  December 14, 1995

KURT F. VIERMETZ*
(KURT F. VIERMETZ)      Vice Chairman of the      December 14, 1995
                        Board and Director

RODNEY B. WAGNER*
(RODNEY B. WAGNER)      Vice Chairman of the      December 14, 1995
                        Board and Director

DENNIS WEATHERSTONE*
(DENNIS WEATHERSTONE)   Director                  December 14, 1995

DOUGLAS C. YEARLEY*
(DOUGLAS C. YEARLEY)    Director                  December 14, 1995

JOHN A. MAYER, JR.*
(JOHN A. MAYER, JR.)    Chief Financial Officer   December 14, 1995
                        (Principal Financial
                           Officer)

DAVID H. SIDWELL*
(DAVID H. SIDWELL)      Managing Director and     December 14, 1995
                         Controller
                        (Principal Accounting
                           Officer)




*By:  MARGARET M. FORAN/s/
     (MARGARET M. FORAN, ATTORNEY-IN-FACT)        December 14, 1995



                                 EXHIBIT INDEX
                                 -------------


5. Opinion and Consent of Margaret M. Foran, Esq., Vice President, Assistant General Counsel and Assistant Secretary of J.P. Morgan, with respect to the legality of the securities registered hereunder.

23.  Consent of Independent Accountants.

24.  Powers of Attorney.